UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 9, 2022

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01         Other Events.

On February 9, 2022, Consolidated Water Co Ltd. (the “Company”) announced that its wholly-owned Netherlands subsidiary, Consolidated Water Cooperatief, U.A. (“CW-Cooperatief”), filed a Request for Arbitration with the International Centre for Settlement of International Disputes requesting that the United Mexican States pay CWCooperatief damages in excess of US$51 million plus MXN$137 million (with the exact amount to be quantified in the proceedings), plus fees, costs and pre- and post-award interest.

Other information regarding the arbitration, including the factual basis therefor, is set forth in the press release issued by the Company on February 9, 2022, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

CW-Cooperatief intends to pursue vigorously the relief sought in the arbitration, in addition to pursuing all other legal remedies and courses of action available under the operative contracts and applicable law with respect to their rights, damages, fees and expenses. The Company cannot provide any assurances that CW Cooperatief will be able to obtain the relief sought in the arbitration, and will incur legal and other expenses related thereto that could be material to the Company’s consolidated results of operations.

Item 9.01.         Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title

99.1	Press Release dated February 9, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	Chief Executive Officer

Date: February 9, 2022

3